UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Commission File Number 001-38103

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 27, 2025, Janus Henderson Group plc (the “Company”) issued a press release announcing the Company has received a letter outlining a non-binding acquisition proposal submitted jointly by Trian Fund Management, L.P. and its affiliated funds (“Trian”) and General Catalyst Group Management, LLC and its affiliated funds (“General Catalyst”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by the Company with the SEC from time to time. In addition, forward-looking statements contained in this communication may be impacted by events or occurrences related to the announcement of the receipt of a transaction proposal, including but not limited to, uncertainties as to whether the Company enters into any transaction with Trian, General Catalyst or any other party and if so the timing thereof, the possibility that other proposals may or may not be made and the effects of any of the foregoing on relationships with employees, clients or other business partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025

Janus Henderson Group plc

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer